Exhibit 99.7

Uranium Royalty Corp.

Unaudited Pro Forma Combined Financial Statements

(Expressed in thousands of U.S. dollars, unless otherwise noted)

Uranium Royalty Corp.

As of April 30, 2026;

For the year ended April 30, 2026

Uranium Royalty Corp.

Unaudited Pro Forma Combined Balance Sheet

As of April 30, 2026

Expressed in thousands of U.S. dollars

	US GAAP
	Uranium Royalty Corp. Historical As of April 30, 2026	Sweetwater Entities Reclassed As of March 31, 2026	UPX Adjustment	Pro Forma Adjustments - Acquisition	Notes	Pro Forma Adjustments - Financing	Notes	Pro forma consolidated
		Note 3	Note 1
Assets
Current assets
Cash and cash equivalents	$241,956	$15,542	$(218)	$49,851	5b	$39,150	5n	$56,281
				(330,000)	5d	-
				40,000	5c	-
Restricted cash and cash equivalents	40,081	25,028	-	(40,000)	5c	-		25,109
Accounts receivable	59	975	-	-		-		1,034
Income tax receivable	-	686	-	-		-		686
Deferred income tax asset	-	800	-	(800)	5h	-		-
Investments in equity securities	12,382	-	-	-		-		12,382
Inventories, net	34,329	-	-	(34,329)	5b	-		-
Prepaids and other receivables	492	1,261	(3)	-		-		1,750
Due from related party	-	186	-	-		-		186
Total current assets	329,299	44,478	(221)	(315,278)		39,150		97,428

Non-Current assets
Right-of-use assets	107	-	-	-		-		107
Royalties	43,914	20	-	-		-		43,934
Mineral properties, net	-	1,148,572	(19,046)	650,839	5f	-		1,780,365
Plant, property, and equipment, net	-	665	(84)	-		-		581
Total non-current assets	44,021	1,149,257	(19,130)	650,839		-		1,824,987
Total Assets	$373,320	$1,193,735	$(19,351)	$335,561		$39,150		$1,922,415

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$2,117	$1,918	$(1)	$17,674	5a	-		$21,708
Other payables	1,181	-	-	-		-		1,181
Current portion of lease liability	44	111	(32)	-		-		123
Advanced minimum royalties - current	-	23,246	-	-		-		23,246
Deferred revenue	-	1,571	-	-		-		1,571
Due to related party	-	10	(10)	-		-		-
Interest payable	-	23	-	-		-		23
Income taxes payable	9,400	201	-	-		-		9,601
Subscription receipts liability	42,734	-	-	(42,734)	5c	-		-
Long term debt - current portion	-	17,097	-	-	5l	39,150	5n	56,247
Sweetwater cash dividends payable	-	-	-	22,602	5m	-		22,602
Total current liabilities	55,476	44,177	(43)	(2,458)		39,150		136,302

Non-Current liabilities
Non-current portion of lease liability	70	526	(53)	-		-		543
Long term debt, net	-	602,867	-	-	5l	-		602,867
Contingent transfer of mineral rights	-	6,000	(6,000)	-		-		-
Deferred income tax liabilities	5,004	-	-	135,876	5h	-		140,880
Total non-current liabilities	5,074	609,393	(6,053)	135,876		-		744,290
Total liabilities	60,550	653,570	(6,096)	133,418		39,150		880,592

Stockholders’ Equity
Common Stock	265,168	580,733	(14,206)	(566,527)	5g	-		381
				11	5c
				223	5j	-
				(265,021)	5k
Additional paid-in capital	3,160	-	-	42,723	5c	-		922,394
				611,490	5j
				265,021	5k
Retained earnings	52,454	109,760	951	(110,711)	5g	-		27,700
				(17,674)	5a	-
				49,851	5b	-
				(34,329)	5b	-
				(22,602)	5m	-
Accumulated other comprehensive income	(8,012)	-	-	-		-		(8,012)
Distributions and dividends	-	(160,618)	-	160,618	5g	-		-
Noncontrolling interest	-	10,290	-	89,070	5e	-		99,360
Total stockholders’ equity	312,770	540,165	(13,255)	202,143		-		1,041,823
Total Liabilities and Equity	$373,320	$1,193,735	$(19,351)	$335,561		$39,150		$1,922,415

See accompanying notes to the unaudited pro forma combined financial statements

Uranium Royalty Corp.

Unaudited Pro Forma Combined Statement of Income (Loss)

For the year ended April 30, 2026

Expressed in thousands of U.S. dollars

	US GAAP
	Uranium Royalty Corp. Historical Year Ended Apr 30, 2026	Sweetwater Entities Reclassed Year Ended Mar 31, 2026	UPX Adjustment	Pro Forma Adjustments- Acquisition	Notes	Pro Forma Adjustments - Financing	Notes	Pro forma consolidated
		Note 3	Note 1
Revenue
Sales of uranium inventory	$186,807	$-	$-	$-		$-		$186,807
Royalty revenue	145	52,525	-	-		-		52,670
Lease bonus revenue	-	4,886	-	-		-		4,886
Surface revenue	-	3,099	-	-		-		3,099
Annual rental revenue	-	526	-	-		-		526
Cost and expenses
Cost of sales of uranium inventory, excluding depletion, depreciation and amortization	(129,695)	-	-	-		-		(129,695)
Depletion, depreciation and amortization	(111)	(13,256)	-	(9,340)	5i	-		(22,707)
Surface owner payments	-	(293)	-	-		-		(293)
Selling, general and administrative	(5,289)	(8,385)	89	-		-		(13,585)
Uranium storage fees	(1,211)	-	-	-		-		(1,211)
Costs related to Sweetwater transaction	(2,327)	-	-	(17,674)	5a	-		(20,001)
Operating income (loss) for the year	48,319	39,102	89	(27,014)		-		60,496

Other items
Interest expense	-	(33,790)	-	-		(3,857)	5n	(37,647)
Interest income	1,995	1,724	-	-		-		3,719
Loss on subscription assets and liabilities	(2,848)	-	-	-		-		(2,848)
Other net foreign exchange loss	(1,734)	-	-	-		-		(1,734)
Gain (loss) on investments in equity securities	8,908	-	-	-		-		8,908
Gain distribution	-	1	-	-		-		1
Amortization of debt issuance costs	-	(476)	-	-		-		(476)
Income (loss) before taxes	54,640	6,561	89	(27,014)		(3,857)		30,419
Income tax expense (recovery)	(9,307)	(281)	-	-		-		(9,588)
Deferred income tax recovery (expense)	(5,084)	33	-	1,961	5i	810	5n	(2,280)
Net income (loss) for the year	40,249	6,313	89	(25,053)		(3,047)		18,551
Less: Net income (loss) attributable to noncontrolling interests	-	923	-	(1,001)		-		(78)
Net Income (loss) attributable to common stockholders	$40,249	$5,390	$89	$(24,052)		$(3,047)		$18,629

Net income (loss) per share
Basic (loss) per share	$0.29	-	-					$0.05
Diluted (loss) per share	$0.29	-	-					$0.05
Weighted average number of shares outstanding
Basic	138,950,842	-	-				7	373,192,600
Diluted	139,416,613	-	-				7	373,658,371

See accompanying notes to the unaudited pro forma combined financial statements

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Note 1 — Basis of Presentation

On April 16, 2026, Uranium Royalty Corp. (“URC” or “Uranium Royalty” or the “Company”) entered into an Agreement and proposed transaction (the “Transaction”) with Orion Resource Partners (USA) LP (“Orion”) and Ontario Teachers’ Pension Plan (“OTPP”), under which, if executed, URC will acquire a 92% share ownership interest in the following entities that indirectly, hold a package of surface and royalty rights:

●	Sweetwater Trona Fund LP, Aggie Grazing Fund LP and Cougar Utah Fund LP (collectively, the “Sweetwater Group Funds”)
●	Sweetwater Trona Block LLC, Aggie Grazing Block LLC, Cougar Utah Block LLC (collectively, the “Sweetwater Blockers”)
●	Green River Management Holdings LLC (“Green River Management;” and collectively with the Sweetwater Group Funds and Sweetwater Blockers, the “Sweetwater Entities”)

The Sweetwater Entities are presently held 67% by Orion (the “Orion Interest”) and 25% by OTPP. Furthermore, UPX Minerals Inc., a subsidiary of Sweetwater Trona Fund LP, is excluded from the Transaction.

As a direct result of the closing of the Transaction, a general corporation will be formed with the name “Uranium Royalty Corp.” under the General Corporation Laws of the State of Delaware (“New UROY”). New UROY will serve as the ultimate parent company of URC and will carry on the business of each of URC and of the Sweetwater Entities.

Immediately prior to closing, New UROY will issue Class A and Class B preferred shares to Orion and OTPP in exchange for the Sweetwater interests. The preferred shares entitle the holders to receive the Cash Dividends (“Sweetwater Cash Dividends”) and are mandatorily redeemable for cash in accordance with their terms. As of July 28, 2026, unpaid Sweetwater Cash Dividends totaled $22,602, which are payable no later than five days after each March 31 and September 30 and, at New UROY’s option, may be paid in increments of 40% of available cash from the Sweetwater Entities at such times. Accordingly, the Class A and Class B preferred shares remain outstanding immediately following completion of the Transaction, and the unpaid Sweetwater Cash Dividends are reflected as a current liability (see Note 5m).

URC was determined to be the accounting acquirer based on evaluation of the following facts and circumstances: (i) the expected relative voting rights in the combined entity after the business combination, (ii) the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity, (iii) the composition of the governing board of directors of the combined entity, (iv) the composition of the senior management of the combined entity, (v) if one of the combining entities is significantly larger than the other combining entity or entities, (vi) which entity initiated the business combination, (vii) whether the new company formed as a result of the business combination transfers cash or other assets or incurs liabilities as consideration in the transaction, and (viii) other qualitative factors. Although no single factor was the sole determinant, the primary factors that resulted in URC being designated as the accounting acquirer were: Orion and OTPP collectively holding approximately 59% of New UROY, but being separate investors and not being considered an organized group with the ability to direct New UROY; URC maintaining majority representation of the board of directors and the related investor rights agreement; senior management of UROY being comprised solely of management of URC with Sweetwater Entities management retained to operate ongoing business of Sweetwater Entities as a component; and the background of the business combination which indicates that URC was the initiator of the business combination.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Pursuant to the Transaction, URC acquired the Orion Interest for aggregate consideration of $832,140 (the “Orion Consideration”). In connection with, and as a condition to closing the Transaction, URC shall deliver to Orion:

(a)	Execute the delivery of a minimum of $240,326 in cash payable to Orion at the closing of the Transaction; and
(b)	The balance in common shares of New UROY (“New UROY Shares”) to Orion, at a deemed value of $3.64 per share, issuable at the closing date.

Subject to agreement and election to participate by OTPP, the 25% owners in Sweetwater Entities, URC would concurrently acquire the additional 25% equity interest held by OTPP for aggregate consideration of USD $310,500 (the “OTPP Consideration”). The OTPP Consideration would be satisfied as follows:

(a)	Minimum $89,674 in cash payable to OTPP at the closing date; and
(b)	The balance in New UROY Shares issuable to OTPP at the closing date.

These unaudited pro forma consolidated financial statements are presented in U.S. dollars (“USD”), and have been prepared in accordance with Article 11 of Regulation S-X. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and the historical financial statements of URC and the Sweetwater Entities from which the pro forma financial information has been derived.

The historical financial statements of both URC and Sweetwater Entities have been prepared in accordance with the generally accepted accounting principles in the United States (“US GAAP”) in USD. Green River Management acts as the managing member of the Sweetwater Blockers and the sole general partner of the Sweetwater Group Funds. Because Green River Management had no capitalization, income, or expenses during the periods presented, its financial information was immaterial and has therefore been excluded. The following financial statements were used in the preparation of the unaudited pro forma combined financial statements:

1.	The audited consolidated financial statements for the year ended April 30, 2026 of URC; and
2.	The audited combined financial statements for the years ended December 31, 2025, and the unaudited interim combined financial statements for the three months ended March 31, 2026 and 2025 of the Sweetwater Group Funds; and
3.	The audited financial statements for the years ended December 31, 2025, and the unaudited interim financial statements for the three months ended March 31, 2026 and 2025, of each of the individual entities within the Sweetwater Blockers; and

These unaudited pro forma consolidated financial statements include:

a) An unaudited pro forma consolidated balance sheet as of April 30, 2026 combining:

1. the audited Consolidated Balance Sheets of URC as of April 30, 2026;

2. the unaudited interim combined balance sheet of Sweetwater Trona Fund LP, Aggie Grazing Fund LP and Cougar Utah Fund LP as of March 31, 2026, together with the unaudited interim balance sheets of Aggie Grazing Block LLC, Cougar Utah Block LLC and Sweetwater Trona Block LLC as of March 31, 2026; and

3. the adjustments described in Note 3.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

This unaudited pro forma consolidated balance sheet as of April 30, 2026 assumes the Transaction occurred on April 30, 2026.

b) An unaudited pro forma consolidated statement of income (loss) for the twelve months ended April 30, 2026 combining:

1. the audited consolidated statement of income (loss) and comprehensive income (loss) of URC for the year ended April 30, 2026;

2. the unaudited consolidated statements of operations for the twelve months ended March 31, 2026 of Sweetwater Trona Fund LP, Aggie Grazing Fund LP and Cougar Utah Fund LP, presented on a combined basis, and of each of Sweetwater Trona Block LLC, Aggie Grazing Block LLC, and Cougar Utah Block LLC, prepared using the following (see Note 3 Sweetwater Entities):

●	Unaudited consolidated statement of operations for the three months ended March 31, 2026
●	Plus, the audited consolidated statement of operations for the year ended December 31, 2025
●	Less, the unaudited consolidated statement of operations for the three months ended March 31, 2025

3. the adjustments described in Note 3.

This unaudited pro forma consolidated statement of income (loss) for the year ended April 30, 2026 assumes the Transaction occurred on May 1, 2025.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not reflect the costs of any management adjustments, including integration activities or cost savings or synergies that may be achieved because of the Merger.

Note 2 — Significant Accounting Policies

During the preparation of these unaudited pro forma consolidated financial statements, management performed a preliminary review of Sweetwater Entities’ financial information to identify differences in accounting policies compared to those of URC and differences in financial statement presentation compared to the presentation of URC. At the time of preparing the unaudited pro forma consolidated financial statements, other than the adjustments described in Note 5 below, URC is not aware of any other material differences. Upon completion of that review, differences may be identified between the accounting policies of URC and Sweetwater Entities that when conformed could have a material impact on the unaudited pro forma consolidated financial statements.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Note 3 — Adjustments to the Historical Financial Information of Sweetwater Entities

Sweetwater Entities

The acquired Sweetwater Entities are comprised of the Sweetwater Group Funds and the Sweetwater Blockers.

The twelve months ended March 31, 2026 unaudited statements of operations of the Sweetwater Group Funds were prepared as follows:

	[A]	[B]	[C]	[B] + [C] - [A]
	3 Months Ended	Year Ended	3 Months Ended	Trailing Twelve Months Ended ($USD)
	March 31, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Sweetwater Group Funds	USD	USD	USD	USD
Revenue
Royalty revenue	$18,966	$59,276	$12,215	$52,525
Lease bonus revenue	-	4,886	-	4,886
Surface revenue	1,015	2,994	1,120	3,099
Annual rental revenue	-	210	316	526
	19,981	67,366	13,651	61,036
Operating expenses
Surface owner payments	79	321	51	293
Exploration costs	-	3	-	3
General and administrative	1,688	7,499	2,237	8,048
Depletion	4,354	14,689	2,921	13,256
	(6,121)	(22,512)	(5,209)	(21,600)

Operating income	13,860	44,854	8,442	39,436

Other income (expenses)
Amortization of debt issuance costs	(121)	(477)	(120)	(476)
Interest expense	(8,571)	(33,954)	(8,407)	(33,790)
Interest income	561	1,896	389	1,724
Gain on sale of land	-	-	-	-
Other expense	-	-	-	-
	(8,131)	(32,535)	(8,138)	(32,542)

Income before taxes	5,729	12,319	304	6,894
Income tax	-	(70)	(201)	(271)
Net income	$5,729	$12,249	$103	$6,623

Net income:
Attributed to owners of the Group Funds	$5,448	$11,243	$(95)	$5,700
Attributed to UDC noncontrolling interest	281	1,006	198	923

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

The unaudited combined statements of operations of Aggie Grazing Block LLC for the twelve months ended March 31, 2026

	[A]	[B]	[C]	[B] + [C] - [A]
	3 Months Ended March 31, 2025	Year Ended December 31, 2025	3 Months Ended March 31, 2026	Trailing Twelve Months Ended ($USD) March 31, 2026
Aggie Grazing Block LLC	USD	USD	USD	USD
Operating expenses
Surface owner payments	$-	$-	$-	$-
Exploration costs	-		-	-
General and administrative	9	11	104	106
Depletion	-		-	-

Operating loss	(9)	(11)	(104)	(106)

Other income (expenses)
Amortization of debt issuance costs	-		-	-
Interest expense	-		-	-
Interest income	-		-	-
Gain on distribution	-		-	-
Net income (loss) from investment - equity method	(38)	(185)	(7)	(154)
Other expense	-		-	-

Income before taxes	(47)	(196)	(111)	(260)
Deferred income tax benefit (expense)	-	46	-	46
Income tax expense	(10)	(10)	-	-
Net income	$(57)	$(160)	$(111)	$(214)

The unaudited combined statements of operations of Cougar Utah Block LLC for the twelve months ended March 31, 2026

	[A]	[B]	[C]	[B] + [C] - [A]
	3 Months Ended March 31, 2025	Year Ended December 31, 2025	3 Months Ended March 31, 2026	Trailing Twelve Months Ended ($USD) March 31, 2026
Cougar Utah Block LLC	USD	USD	USD	USD
Operating expenses
Surface owner payments	$-	$-	$-	$-
Exploration costs	-	-	-	-
General and administrative	10	13	57	60
Depletion	-	-	-	-

Operating loss	(10)	(13)	(57)	(60)

Other income (expenses)
Amortization of debt issuance costs	-	-	-	-
Interest expense	-	-	-	-
Interest income	-	-	-	-
Gain on distribution	-	1	-	1
Net income (loss) from investment - equity method	-	-	-	-
Other expense	-	-	-	-

Income before taxes	(10)	(12)	(57)	(59)
Deferred income tax benefit (expense)	-	-	-	-
Income tax expense	-	-	-	-
Net income	$(10)	$(12)	$(57)	$(59)

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

The unaudited combined statements of operations of Sweetwater Trona Block LLC for the twelve months ended March 31, 2026

	[A]	[B]	[C]	[B] + [C] - [A]
	3 Months Ended	Year Ended	3 Months Ended	Trailing Twelve Months Ended ($USD)
	March 31, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Sweetwater Trona Block LLC	USD	USD	USD	USD
Operating expenses
Surface owner payments	$-	$-	$-	$-
Exploration costs	-	-	-	-
General and administrative	17	20	165	168
Depletion	-	-	-	-
Operating loss	(17)	(20)	(165)	(168)

Other income (expenses)
Amortization of debt issuance costs	-	-	-	-
Interest expense	-	-	-	-
Interest income	-	-	-	-
Gain on distribution	-	-	-	-
Net income (loss) from investment - equity method	1,739	3,749	(20)	1,990
Other expense	-	-	-	-

Income before taxes	1,722	3,729	(185)	1,822
Deferred income tax benefit (expense)	-	(40)	27	(13)
Income tax expense	-	(10)	-	(10)
Net income	$1,722	$3,679	$(158)	$1,799

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Sweetwater Entities combination, eliminations and presentation reclassification

The table below presents the details of Sweetwater Entities combined balance sheets, intercompany adjustments and reclassification to conform with URC’s consolidated Balance Sheet at March 31, 2026

	Sweetwater Group Funds March 31, 2026	Aggie Grazing Block March 31, 2026	Cougar Utah Block March 31, 2026	Sweetwater Trona Block March 31, 2026	Sweetwater Entities March 31, 2026	Interco Adjustments	Notes	Sweetwater Entities March 31, 2026	Reclass	Pro forma presentation
	USD	USD	USD	USD	USD	USD		USD	USD
Assets
Current assets
Cash	$15,528	$8	$1	$5	$15,542			$15,542
Restricted cash	25,028	-	-	-	25,028			25,028
Accounts receivable and accrued receivables	1,813	-	-	-	1,813			1,813	838	Prepaids and other receivables
Income Tax Receivable	-	124	7	555	686			686
Deferred tax asset	-	46	-	754	800			800
Due from related party	262	-	-	-	262	(76)	3a	186
Prepayments	423	-	-	-	423			423
Total current assets	43,054	178	8	1,314	44,554	(76)		44,478

Non-Current assets
Mineral properties, net	994,743	-	-	-	994,743			994,743
Land	153,829	-	-	-	153,829			153,829	153,829	Mineral properties, net
Plant, property, and equipment, net	665	-	-	-	665			665
Other long-term assets	20	-	-	-	20			20	20	Royalties
Investment - equity method	-	27,612	-	122,816	150,428	(150,428)	3b	-
Total non-current assets	1,149,257	27,612	-	122,816	1,299,685	(150,428)		1,149,257
Total Assets	$1,192,311	$27,790	$8	$124,130	$1,344,239	$(150,504)		$1,193,735

Liabilities
Current liabilities
Advanced minimum royalties - current	23,246	-	-	-	23,246			23,246
Accounts payable and accrued liabilities	1,626	95	45	152	1,918			1,918
Deferred revenue	1,571	-	-	-	1,571			1,571
Due to related party	-	19	54	13	86	(76)	3a	10
Interest payable	-	23	-	-	23			23
Lease liabilities - current portion	111	-	-	-	111			111	111	Current portion of lease liability
Long term debt - current portion	17,097	-	-	-	17,097			17,097
Income taxes payable	201	-	-	-	201			201
Total current liabilities	43,852	137	99	165	44,253	(76)		44,177

Non-Current liabilities
Lease liabilities	526	-	-	-	526			526	526	Non-current portion of lease liability
Long term debt, net	602,867	-	-	-	602,867			602,867
Contingent transfer of mineral rights	6,000	-	-	-	6,000			6,000
Total non-current liabilities	609,393	-	-	-	609,393	-		609,393
Total Liabilities	653,245	137	99	165	653,646	(76)		653,570

Member’s Equity
Contributed capital	569,206	29,372	1	132,582	731,161	(150,428)	3b	580,733	580,733	Common stock
Distributions and dividends	(125,870)	(4,283)	-	(30,465)	(160,618)			(160,618)
Retained Earnings/Deficit	85,440	2,564	(92)	21,848	109,760			109,760
Equity attributable to the owners	528,776	27,653	(91)	123,965	680,303
UDC noncontrolling interest	10,290	-	-	-	10,290			10,290
Total Members’ Equity	539,066	27,653	(91)	123,965	690,593	(150,428)		540,165
Total Liabilities and Equity	$1,192,311	$27,790	$8	$124,130	$1,344,239	$(150,504)		$1,193,735

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

3a. This represents the elimination of intercompany receivable and intercompany payable between Sweetwater Blockers and Sweetwater Group Funds. Net zero impact to retained earnings.

3b. This represents the elimination of the Aggie Grazing Block LLC and Sweetwater Trona Block LLC investment in Sweetwater Group Funds and the Sweetwater Group Funds’ contributed capital in equity.

The table below presents the details of Sweetwater Entities combined statement of operations, intercompany adjustments and reclassification to conform with URC’s consolidated Statements of Income (Loss) for the twelve months ended March 31, 2026:

	Sweetwater Group Funds Mar 31, 2026	Aggie Grazing Blocker Mar 31, 2026	Cougar Utah Blocker Mar 31, 2026	Sweetwater Trona Blocker Mar 31, 2026	Sweetwater Entities Mar 31, 2026	Interco Adjustments	Notes	Sweetwater Entities Mar 31, 2026	Reclass	Pro forma presentation
	USD	USD	USD	USD	USD	USD		USD	USD
Revenue
Royalty revenue	$52,525	$-	$-	$-	$52,525			$52,525
Lease bonus revenue	4,886	-	-	-	4,886			4,886
Surface revenue	3,099	-	-	-	3,099			3,099
Annual rental revenue	526	-	-	-	526			526
Total revenue	61,036	-	-	-	61,036			61,036

Operating expenses
Surface owner payments	293	-	-	-	293			293
Exploration costs	3	-	-	-	3			3	3	Selling, general and administrative
General and administrative	8,048	106	60	168	8,382			8,382	8,382	Selling, general and administrative
Depletion	13,256	-	-	-	13,256			13,256	13,256	Depletion, depreciation and amortization
Total operating expenses	21,600	106	60	168	21,934			21,934

Operating income (loss)	39,436	(106)	(60)	(168)	39,102			39,102

Other income (expenses)
Amortization of debt issuance costs	(476)	-	-	-	(476)			(476)
Interest expense	(33,790)	-	-	-	(33,790)			(33,790)
Interest income	1,724	-	-	-	1,724			1,724
Gain on sale of land	-	-	-	-	-			-
Gain on distribution	-	-	1	-	1			1
Net income (loss) from investment - equity method	-	(154)	-	1,990	1,836	(1,836)	3c	-

Total other income (expenses)	(32,542)	(154)	1	1,990	(30,705)	(1,836)		(32,541)

Income before taxes	6,894	(260)	(59)	1,822	8,397	(1,836)		6,561
Income tax expense	(271)	-	-	(10)	(281)			(281)
Deferred income tax benefit (expense)	-	46	-	(13)	33			33
Net income (loss)	$6,623	$(214)	$(59)	$1,799	$8,149	$(1,836)		$6,313

Net income:
Attributed to owners of the Group Funds	$5,700				$5,700			$5,390
Attributed to UDC noncontrolling interest	$923				$923			$923

3c: This represents the elimination of Net income (loss) from investment - equity method that was distributed to Aggie Grazing Block LLC, Sweetwater Trona Block LLC by the Sweetwater Group Funds.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Note 4 — Calculation of Purchase Consideration and Preliminary Purchase Price Allocation of the Sweetwater Transaction

The preliminary estimated fair value of consideration transferred on the Transaction Date is comprised of (i) total cash consideration, which includes the cash payable to Orion and OTPP at closing of the Transaction, (ii) the balance in common shares of New UROY Shares issuable to Orion and OTPP at Closing. The preliminary purchase consideration is as follows:

(in thousands)
USD
Cash	$330,000
Equity (1)	611,713
Total consideration	$941,713

1.	The fair value of the equity consideration is calculated by multiplying the fixed number of New UROY shares issuable to Orion and OTPP (see Note 6) by $2.74, the closing price of URC’s common stock on the acquisition date, July 27, 2026.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Sweetwater Entities are recorded at the Transaction Date fair values and added to those of URC. The pro forma adjustments are preliminary and aside from the formal valuation of Sweetwater Entities’ mineral properties, are based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transaction. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

The following table sets forth a preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Sweetwater Entities based on Sweetwater Entities’ balance sheet at March 31, 2026, with any excess recorded as goodwill:

(in thousands)
USD
Assets acquired
Cash and cash equivalents	$15,324
Restricted cash and cash equivalents	25,028
Accounts receivable, net	975
Income tax receivable	686
Deferred income tax asset	800
Prepaids and other receivables	1,258
Due from related party	186
Total current assets	44,257

Royalties	20
Mineral properties, net	1,780,365
Plant, property, and equipment, net	581
Total assets	1,825,223

Liabilities assumed
Accounts payable and accrued liabilities	1,917
Current portion of lease liability	79
Advanced minimum royalties - current	23,246
Deferred revenue	1,571
Income taxes payable	201
Interest payable	23
Long term debt - current portion	17,097
Total current liabilities	44,134

Non-current portion of lease liability	473
Long term debt, net	602,867
Deferred tax liabilities	136,676
Total liabilities	784,150
Net assets acquired	$1,041,073
Noncontrolling interests (NCI)	(99,360)
Net assets attributable to the Company	$941,713

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Note 5 — Notes to Unaudited Pro Forma Combined Financial Statements

a.	Represents the recognition of $17,674 of transaction costs related to the Transaction as accounts payable as of April 30, 2026.
b.	Represents the increase in URC’s cash balance at April 30, 2026, of $49,851 related to sale of $34,329 of its uranium inventory reserves to fund transaction costs and the cash portion of the purchase price.
c.	Represents the contingent subscription agreement with Uranium Energy Corp. (“UEC”) for the sale of common shares at a price of $3.64 per subscription receipt, for total proceeds of $40,000, to partially finance the Transaction. Amounts received, together with interest thereon, are recorded in URC’s historical financial statements as restricted cash and a subscription receipts liability until the escrow release conditions are met. The pro forma adjustment reflects the release of the restricted cash, settlement of the subscription receipts liability, and recognition of the related equity issuance, with the common shares recorded at a par value of $0.001 per share and the remaining proceeds recorded in additional paid-in capital.
d.	Represents the cash portion of the total consideration equal to $330,000.
e.	Represents the adjustment to NCI to reach 8% NCI that URC is not acquiring.
f.	Represents the adjustment of Sweetwater Entities’ mineral properties to its preliminary determined fair value of $1,780,365 as of the Transaction Date.
g.	Represents the elimination of Sweetwater Entities’ common stock, distributions and dividends and adjustments to retained earnings.
h.	Represents the total of deferred income tax liabilities due to the increase of Sweetwater Entities’ mineral properties (see Note 5f) of $136,676 and existing deferred income tax assets of $800 from Sweetwater Entities.
i.	Represents an increase of $9,340 depletion and an increase of deferred income tax benefit of $1,961 for the twelve months ended March 31, 2026 due to the increase of Sweetwater Entities’ mineral properties (see Note 5f).
j.	Represents the equity consideration (see Note 4), with $0.001 per share recorded in common stock and the remaining amount recorded in additional paid-in capital.
k.	Represents the recapitalization of URC’s historical common stock into New UROY common stock, with $147 recorded at the $0.001 par value and the remaining $265,021 reclassified to additional paid-in capital.
l.	Adjustments of Sweetwater Entities’ current and noncurrent debt balances to fair value were not required as they are related to Sweetwater Entities’ senior secured notes with various noteholders and are accordingly held at amortized cost with no changes in credit risk or to interest rates.
m.	Represents recognition of the remaining $22,602 Sweetwater Cash Dividend payable to the holders of the Class A and Class B preferred shares, resulting in a reduction to retained earnings and a corresponding increase in current liabilities.
n.	Represents the adjustments related to the senior secured revolving credit facility entered in connection with the Transaction. The adjustments reflect gross borrowings of $40,000 and net cash proceeds of $39,150 after estimated financing costs of $850.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

The following table summarizes the pro forma interest expense related to the Financing Transactions.

Interest Expense (in thousands)	Principal Balance	For the Year Ended April 30, 2026
Interest expense	40,000	3,007
Amortization of capitalized debt issuance costs		850
Pro forma net adjustment to Interest and other related expense, net		3,857

The facility is variable-rate financing and bears interest at the CME Term Secured Overnight Financing Rate (“SOFR”), plus a 0.10% adjustment and a 3.75% applicable margin. The applicable SOFR is fixed for each interest period and resets upon commencement of a new interest period. For pro forma purposes, management used the most recent publicly available one-month SOFR rate of 3.67% applied to all periods presented. This resulted in an annual interest rate of 7.52%. A 0.25% increase or decrease in the SOFR, annual interest expense would increase or decrease by approximately $100.

The income tax impact of the financing adjustments, amounting to $810 was recorded using the U.S federal statutory income tax rate of 21%. The effective tax rate of the combined company could be significantly different, either higher or lower, depending on activities following the consummation of the Transaction, including cash needs, the geographical mix of income, and changes in tax law.

Note 6 — Pro Forma Share Capital

URC unaudited pro forma share capital after the Transaction as of April 30, 2026 has been determined as:

Common Shares
Issued and outstanding as of April 30, 2026	146,592,507
Orion issued in exchange for Sweetwater Entities (1)	162,586,240
OTPP issued in exchange for Sweetwater Entities (1)	60,666,507
Issuance related to Equity Financing (see Note 5c)	10,989,011
Total pro forma issued and outstanding	380,834,265

1.	The number of New UROY common shares issuable to Orion and OTPP was determined based on the $812,640 implied equity consideration under the executed Arrangement Agreement, using a deemed price of $3.64 per share, and was allocated between Orion and OTPP based on their respective ownership interests specified in the Arrangement Agreement.

Uranium Royalty Corp.

Notes to the Unaudited Pro Forma Combined Financial Statements

Expressed in thousands of U.S. dollars, unless otherwise noted

Note 7 — Pro Forma Net Income Per Share

For the purposes of the unaudited pro forma consolidated financial statements, the net income per share has been calculated using the weighted average number of shares which would have been outstanding at the period end, after giving effect to the Transaction as if it had occurred on May 1, 2025.

Year Ended April 30, 2026
Weighted average number of URC shares – basic	138,950,842
Weighted average number of URC shares – diluted	139,416,613
Pro forma weighted average number of URC shares – basic	373,192,600
Pro forma weighted average number of URC shares – diluted	373,658,371
Pro forma consolidated net income	18,629
Pro forma net income per share – basic	0.05
Pro forma net income per share – diluted	0.05